UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Russell Investments Exchange Traded Funds

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 Second Avenue, 18th Floor

Seattle, Washington 98101

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number

Shares of beneficial interest, at $0.01 par value per share, of:
U.S. Small Cap Equity Active ETF	The NASDAQ Stock Market LLC	33-2352635
International Developed Equity Active ETF	The NASDAQ Stock Market LLC	33-2327321
Global Equity Active ETF	The NASDAQ Stock Market LLC	33-2280773
Emerging Markets Equity Active ETF	The NASDAQ Stock Market LLC	33-2262958
Global Infrastructure Active ETF	The NASDAQ Stock Market LLC	33-2305886

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-283326

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, at $0.01 par value per share, of the U.S. Small Cap Equity Active ETF, International Developed Equity Active ETF, Global Equity Active ETF, Emerging Markets Equity Active ETF and Global Infrastructure Active ETF, each a series of Russell Investments Exchange Traded Funds (the “Trust”) to be registered hereunder, is set forth in the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-283326; 811-24027) filed on March 17, 2025, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (File No. 333-283326), as filed with the Securities and Exchange Commission on November  19, 2024.

2. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(3) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File No. 333-283326), as filed with the Securities and Exchange Commission on March  17, 2025.

3. The Trust’s Amended and Restated By-Laws are included as Exhibit (b)(1) to Pre-Effective Amendment No.  2 to the Trust’s Registration Statement on Form N-1A (File No. 333-283326), as filed with the Securities and Exchange Commission on March  17, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 24th day of March, 2025.

RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS

By:	/s/Kari Seabrands
Name:	Kari Seabrands
Title:	Treasurer, Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer)